Exhibit 99.1

INVESTOR LETTER FOURTH QUARTER 2022 FEBRUARY 8, 2023

TABLE OF CONTENTS 03 Letter to Investors 04 Summary 05 Financial Results 08 SBU Results 14 Outlook 16 Enabling Mobility 18 End Notes 18 Conference Call Details 19 Important Disclosures Forward-Looking Statements Non-GAAP Financial Measures Use of Hyperlinks 20 Reference Tables Financial Tables (Unaudited) Other Data Tables Reconciliation of Non-GAAP Financial Measures See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Merger-Adjusted Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2022 and 2021 periods Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables Q4 2022 – 2

LETTER TO INVESTORS Fellow Shareholders: Our business made significant progress in a very challenging operating environment during 2022. Backed by a slate of innovative new products, our advantaged supply chain, and our combination with Cooper Tire, we grew share and strengthened our brand position globally. At the same time, we captured the value of our brand in the face of inflationary conditions not seen in more than four decades, achieving a record level of price/mix. We also continued to demonstrate why we are a leader at the forefront of new mobility, where we are shaping the intelligent tire and achieving an exceptional win rate with new electric vehicle fitments. Above all, I am most proud of the resilience and determination that our teams demonstrated to achieve these results throughout 2022. It’s these traits that define Goodyear and ones that will continue to elevate us, especially through times of adversity. It’s these same traits that enabled our above-industry performance amidst softer conditions in the fourth quarter. During the fourth quarter, our volume outperformed the industry in both replacement and OE. Performance in replacement was driven by share gains in the Americas consumer business, while global OE volumes grew above industry levels, thanks to the ramp-up of new fitments. Our replacement volume was helped by a U.S. consumer who remained resilient through the fourth quarter. Our net sales in the quarter grew 6% compared with last year (13% excluding foreign currency), primarily due to pricing actions that drove revenue per tire 17% higher (excluding foreign currency) than fourth quarter 2021 levels. Importantly, our regions delivered the pricing they had set out to achieve at the beginning of the quarter and our value proposition remains intact. While the strong revenue per tire and market share gains that carried us through most of 2022 continued during the fourth quarter, they were not enough to offset weaker industry conditions and a quarterly high point of inflationary cost increases. As a result, operating results moderated, especially in our EMEA region, where these conditions were felt most acutely. While we anticipated weaker industry conditions in Europe, the magnitude of the volume softness was greater than expected. Weaker industry volume in the quarter magnified already challenging conditions given the Ukraine conflict and elevated inflation. We are taking actions throughout our global operations to match the realities of the business environment while also preparing for the future. These ongoing actions in Europe include manufacturing plant optimization efforts and identifying opportunities to reduce structural cost. Consistent with the past, the strong execution by our teams will set us up for success going forward. While industry volume and the height of inflationary cost conditions combined to create a very challenging setup in the fourth quarter, I am encouraged by recent developments as we look ahead. In particular, raw material and other input costs have moderated recently, which should provide some relief as the year progresses if current trends continue. Additionally, we also continue to lay the groundwork for future earnings growth. You will find exciting examples of how we are enabling future mobility later in the letter. Among these is our recently unveiled demonstration tire comprised of 90% sustainable materials – a significant step toward our goal of creating the industry’s first 100% sustainable-material tire. This tire is another example of the ingenuity and grit our company has demonstrated over its 125-year history. We continue to lead in the face of new challenges and are well-positioned to do so time and again. On a final note, I would like to recognize Christina Zamarro, who was appointed Chief Financial Officer effective January 1. Christina will be a strong partner for me in advancing Goodyear’s priorities, leveraging her deep knowledge of our company and ability to navigate complex environments, gained from more than 15 years of experience at Goodyear. I’d also like to thank Darren Wells, who is moving from the CFO role to a new role as Chief Administrative Officer where he will devote his full focus to leading Goodyear’s business strategy and growth agenda. I look forward to partnering with both of them in their new roles. Richard J. Kramer Chairman, Chief Executive Officer & President Q4 2022—3 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SUMMARY

Fourth Quarter Overview

- Net sales grew 6% compared with fourth quarter of 2021, 13% excluding foreign currency
  - Unit volume down 3% versus 2021 reflecting weaker replacement industry
  - Revenue per tire (excluding currency impact) up 17% versus fourth quarter of 2021
- Goodyear net loss of $104 million (compared to $553 million of income in prior year); adjusted net income of $20 million (compared to $162 million in prior year)
- Segment operating income of $236 million compared to $391 million in prior year
- *Operating tax rate of 63% (versus ~25% typically) based on country mix of earnings*

Reflecting on the Fourth Quarter

Positives

- Strong price/mix of $722 million, exceeded raw material costs by $172 million
  - Price / mix outside of EMEA offset raw materials and all other cost increases
- Benefitting from Cooper Tire combination; synergies on track
- Americas volumes remained solid despite weaker industry; significant share improvement
- Improving input cost trends outside of EMEA

Negatives

- Overall European results
  - Industry volume
  - Weak winter mix given warm weather
  - Cost inflation
  - Higher inventory / working capital


GOODYEAR
GOODYEAR
EAGLE F1

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 4

FINANCIAL RESULTS

Fourth quarter results reflect the continuation of many of the same underlying business trends experienced in the third quarter. Among these were overall weaker industry volume and ongoing pressure from cost inflation, partly offset by continued strong price/mix. While Goodyear's global volume results were better than the industry, industry volume was weaker (versus prior year and versus expectations), particularly in Europe.

Global replacement industry volume was down 10.6% in the quarter. Goodyear replacement volume, by comparison, declined 6.2% — reflecting market share gains. Global OE industry volume grew 4.4%. Goodyear OE volume increased 10.7% — also better than the industry — reflecting share gains from recent fitment wins as well as recovery in OE production.

Income Statement

Fourth quarter sales increased 6.3% compared to prior year, driven by strong price/mix. Revenue per tire increased 17% excluding the impact of foreign exchange. Tire unit volume in the quarter totaled 47.2 million units, down 3% from prior-year levels. The stronger U.S. dollar reduced sales by approximately 7%.

Fourth quarter 2022 net loss was $104 million ($0.37 per share loss) compared to net income of $553 million ($1.93 per share) a year ago. The decrease in net income was primarily due to higher U.S. and foreign tax expense, as well as cost of goods sold increases driven by inflation in excess of increases in net sales. The decrease in the quarter also includes higher pension settlement charges of $83 million, reflecting an increase in retirements related to an increase in discount rates. Income taxes in 2021 included a discrete tax benefit of $340 million related to a reduction in valuation allowances on certain U.S. deferred tax assets.

After adjusting for significant items, our fourth quarter net income was $20 million, compared to $162 million in the prior year's quarter. Lower adjusted net income primarily reflects reduced segment operating income ($236 million compared with $391 million a year ago). While our income tax expense was relatively stable in absolute terms, our overall tax rate was higher in 2022, primarily reflecting losses in some European locations where we currently have full valuation allowances.

Adjusted earnings per share on a diluted basis were $0.07 compared to $0.57 a year ago.

NET SALES

+$320m YoY

+6.3%



$5,054
2021
$5,374
2022

NET INCOME

($657)m YoY

-118.8%



$553
2021
2022
($104)

	2021	2022
RETURN ON NET SALES	10.9%	-1.9%
EPS	$1.93	($0.37)
ADJUSTED EPS	$0.57	$0.07

TIRE UNITS

(1.4)m YoY

-2.9%



48.6
2021
47.2
2022

(2.5)m UNITS — **REPLACEMENT** -6.2% YoY

1.1m UNITS — **OE** +10.7% YoY

SEGMENT OPERATING INCOME

($155)m YoY

-39.6%



$391
2021
$236
2022

	2021	2022
SOI MARGIN	7.7%	4.4%

Terms: Units & $ in millions except per share amounts
All per share amounts are diluted

Letter to Investors Summary **Financial Results** SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR

Q4 2022 - 5

FINANCIAL RESULTS

Segment Operating Income Drivers

Reported fourth quarter segment operating income was down $155 million compared to prior year.

The impact of lower volume was ($43) million, reflecting lower sales volume (down 1.4 million units) and adjustments to production during the third quarter to align with industry demand.

The benefits from price/mix of $722 million more than offset raw material cost increases of $550 million – a net benefit of $172 million. The net benefit of price/mix versus raw material costs offset most of the impact related to cost inflation and other cost increases, which totaled ($240) million.

Strong price/mix reflected multiple price increases over the last 12 months in each of our business units, including significant increases in our European and North American businesses. Price/mix also includes the benefit of contractual raw material index agreements with original equipment and fleet customers.

Calculated inflation of ($145) million reflected a global inflation rate of ~8%. "Efficiency, Excess Inflation and Other Cost Increases" of ($95) million primarily reflects increases in the cost of transportation, energy and wages that exceeded calculated inflation rates. The total of inflation and other cost increases in the quarter included transportation headwinds of $70 million, higher energy costs of $68 million and increased manufacturing wages of $64 million. Most of the increase in energy costs was in EMEA.

"Other" changes in segment operating income were ($46) million, reflecting the non-recurrence of a $20 million benefit related to a tariff rate change recorded in 2021 and lower results in other tire-related businesses during the quarter.

The synergies of the Cooper Tire combination during the quarter totaled approximately $40 million, compared with third quarter benefits of approximately $25 million.

We continue to expect synergies to reach an annual run rate of $250 million by mid-2023.



Segment Operating Income
Fourth Quarter 2022 versus 2021
$391
Q4 2021 SOI
($28)
Volume
($15)
Unabsorbed Fixed Cost
$722
Price/Mix(1)(a)
($550)
Raw Materials(1)(b)
($145)
Calculated Inflation (CPI)(1)(c)
($95)
Efficiency, Excess Inflation & Other Cost Increases
$2
Currency
($46)
Other(1)(d)
$236
Q4 2022 SOI
($43)
Total Volume Impact
$172
Net P/M vs Raws
($240)
Inflation & Other Costs

Terms: $ in millions

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 6

FINANCIAL RESULTS

Balance Sheet and Cash Flow

At the end of the fourth quarter, total debt was $7.9 billion compared to $7.4 billion at the same time last year. Net debt was $6.7 billion, compared to $6.3 billion at the end of the fourth quarter 2021, primarily reflecting cash used to rebuild inventories (inventory up 2.5 million units versus a year ago) and the impact of inflation on working capital.

Cash flow from operating activities for the full year was a positive $521 million compared with approximately $1.1 billion of cash generation in the prior year, reflecting lower 2022 earnings, a planned rebuild of our finished goods inventories given abnormally low levels in 2021 and the impact of inflation on working capital.

Production levels in the fourth quarter were 3.5 million units below 2021 in order to control working capital given the weaker volume environment. Our working capital efficiency (working capital as a percent of sales) remains in line with historical year-end levels of approximately 10%.

Cash flow from investing activities for the full year included $160 million of cash proceeds driven by a sale and leaseback transaction relating to several retail locations in Americas.

TOTAL DEBT

+$493m YoY

NET DEBT

+$354m YoY



$7,397
$7,890
$6,309
$6,663
2021
2022
AS OF DECEMBER 31
Terms: $ in millions



Debt Maturity Schedule Fourth Quarter 2022



$2,750[2(a)]
$53[2(b)]
$480[2(c)]
$802
$900
$1,098
$951
$850
$1,600
2023
2024
2025
2026
2027
2028
2029
≥2030
Funded Debt
Undrawn Credit Lines
Terms: US$ millions

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 7

SBU RESULTS - AMERICAS

Fourth Quarter Highlights

Americas results reflect market share gains in a softer industry environment. The quarter marks the fifth in a row with elevated inflation where Americas' price/mix has more than offset not only raw material cost increases but also other inflation. Excluding the non-recurrence of a one-time tariff benefit last year, Americas segment operating income was approximately flat compared with 2021.

Net Sales

Net sales in Americas of $3.4 billion increased $359 million, or 11.8%, compared with the fourth quarter of 2021. Sales growth is driven by a 13% increase in revenue per tire.

NET SALES

+$359m

+11.8%

YoY



$3,041
2021
$3,400
2022

Segment Operating Income

Segment operating income in Americas was $279 million compared with $308 million a year ago - a decrease of $29 million.

This result reflects price/mix benefits of $380 million, which more than offset raw material cost increases of $231 million, as well as inflation and other cost increases of $116 million.

The impact of unabsorbed overhead from lower production in the third quarter (1.4 million units) was ($28) million.

Results also reflect the non-recurrence of a $20 million benefit related to a tariff rate change in 2021.

SEGMENT OPERATING INCOME

($29)m

-9.4%

YoY



$308
2021
$279
2022

	2021	2022
SOI MARGIN	10.1%	8.2 %

Terms: $ in millions



GOODYEAR
Airless Tire
GOODYEAR

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 8

SBU RESULTS - AMERICAS

Tire Volumes

Overall volume in Americas was in line with fourth quarter 2021 levels. Replacement volume was 1.4% lower (0.3 million units), while OE volume increased 6.1%, or 0.2 million units.

- At the end of the fourth quarter, consumer replacement channel inventory of legacy Goodyear-branded products increased approximately 10% compared to 2021.
- Industry retail sales to end consumers (i.e., "sell out") were approximately flat with prior year, including growth in non-member volumes. Goodyear volumes declined more than the industry but were in line with other members.

The growth in the OE tire business primarily reflected ongoing recovery in auto production. While the OE tire industry is still well below 2019 levels, we anticipate the benefits of the OE recovery to continue as production recovers into 2023.

TIRE UNITS



(0.1)m
-0.4%
YoY
25.5
2021
25.4
2022
(0.3)m
UNITS
REPLACEMENT
-1.4% YoY
0.2m
UNITS
OE
+6.1% YoY

Terms: Units in millions

Update on USTMA Non-Member Imports

Our third quarter investor letter noted the impact of a temporary influx of Asian imports on reported industry volumes during the second and third quarters of 2022. Disruptions in shipping during 2021 resulted in a large number of tire shipments from these Asian sources being delayed and ultimately delivered in large numbers in 2022.

While the arrival of the shipments, at times, has had a significant impact on reported industry volumes, most of these products are sold at price points that are well below the segments Goodyear targets and, therefore, are seen as having no significant long-term impact on Goodyear's sales.

Sell-in of these products to distributors has declined significantly each month since September and now is below 2021 levels for full-year 2022. The effect of these tires in the industry will last until the excess inventory can be sold through at retail.



GOODYE

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 9

SBU RESULTS - EMEA

Fourth Quarter Highlights

The operating environment across EMEA was the most challenging during the quarter, reflecting a combination of weak industry demand and the effects of persistent inflation. Raw material and other cost headwinds reached a quarterly high for the year, including significantly elevated energy costs. Compared with our expectations at the beginning of the quarter, volumes were weaker and more weighted toward lower-margin segments.

Net Sales

Net sales in EMEA of $1.4 billion decreased $21 million, or (1.5%), compared with the fourth quarter of 2021. The sales decline reflects 7.3% lower unit volumes and a 20% impact of currency devaluation, partly offset by a 28% increase in revenue per tire (excluding the impact of foreign currency).

Segment Operating Income

Segment operating loss in EMEA was $80 million compared with segment operating income of $41 million a year ago – a decrease of $121 million.

This result reflects the impact of higher raw material costs of $252 million and inflation and other cost increases of $118 million (including $50 million in higher energy costs), more than offsetting the benefit of positive price/mix of $264 million. The negative impact of lower sales volume and unabsorbed overhead from lower production was $12 million year-over-year.

Compared with our expectations at the beginning of the fourth quarter, volume deteriorated in the replacement market, particularly in the winter segment and in commercial truck (negative impact of ~$20 million). This deterioration also resulted in a higher mix of lower-margin OE and non-winter tire volume (negative impact of ~$40 million).

NET SALES



($21)m
-1.5%
YoY
$1,385
2021
$1,364
2022

SEGMENT OPERATING INCOME (LOSS)



($121)m
-295.1%
YoY
$41
2021
2022
($80)
SOI MARGIN 3.0% -5.9%

Terms: $ in millions

Forward Outlook for the EMEA Business

We expect segment operating income to improve during 2023. As pricing continues to catch up to the impact of higher costs (after falling short of covering cost increases in the second half of 2022), our goal is for EMEA to approach breakeven SOI for the first quarter and return to recent historical run-rates by the middle of the year.



Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR Q4 2022 - 10

SBU RESULTS – EMEA Tire Volumes On a year-over-year basis, overall volume in EMEA was down 1.0 million units in the quarter, or 7.3% below 2021 levels. Replacement volume was 13.7% lower (1.5 million units), while OE volume increased 18.7%, or 0.5 million units. The decline in replacement volume (for both Goodyear and the industry) during the fourth quarter primarily reflects a weakening macroeconomic environment and elevated dealer inventories. • At the end of the fourth quarter, consumer replacement channel inventories of legacy Goodyear-branded products were up 31% compared with a year ago, driven by higher winter tire inventories. This compares with inventories up 7% year-over-year at the end of the third quarter. • Industry retail sales to end consumers (i.e., “sell out”) were down approximately 13% during the quarter. Goodyear volumes declined more than the industry in the fourth quarter after above-industry performance during the first nine months. The growth in the OE tire business primarily reflected ongoing recovery in auto production. While the OE tire industry is still well below 2019 levels, we anticipate the benefits of the OE recovery to continue as production recovers into 2023. TIRE UNITS (1.0)m -7.3% OE +18.7% YoY 0.5m UNITS REPLACEMENT -13.7% YoY (1.5)m UNITS YoY Terms: Units in millions SBU—EMEA Tire Units 2021 2022 13.8 12.8 Continued Review of European Cost Structure As part of announced first-half SAG actions, European staffing levels will be reduced by about 200 positions, subject to required consultations. We expect benefits of these actions to be reflected in EMEA’s results over the course of the second and third quarters. At the same time, we are performing a business transformation initiative in EMEA to identify opportunities and make specific recommendations to update our work processes, systems and organizational capacity and capability. We are also conducting a review of our EMEA manufacturing footprint to identify additional actions that will improve our cost position and prepare for future technology demands. Previously Announced Rationalization Actions in EMEA We recently announced a proposed plan to close our Melksham, United Kingdom manufacturing facility to support EMEA’s overall competitiveness. The proposed plan will consolidate our motorcycle tire production in Europe into a single center of excellence at our Montlucon, France manufacturing facility. Total expected pre-tax charges related to the plan are $80 million to $90 million, of which $60 million to $70 million are expected to be cash. We expect most of the cash outflows associated with this plan to occur in 2023. The plan remains subject to consultation with relevant stakeholders. We also approved a plan to exit our TrenTyre retail operations in South Africa. Total expected expense and cash charges are $18 million. This plan was substantially completed in the fourth quarter of 2022. Taken together, the full run rate savings for these plans are expected to be approximately $30 million by 2024. Q4 2022—11 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS - ASIA PACIFIC

Fourth Quarter Highlights

While the effects of COVID-19 in China continued to be a factor in the fourth quarter, Asia Pacific grew share in both replacement and OE. Also, for the first time in 2022, the region was able to cover not only raw material cost increases, but also other cost inflation with price/mix. Having said that, foreign currency translation was a significant headwind in the quarter.

Net Sales

Net sales in Asia Pacific of $610 million decreased $18 million, or (2.9%), compared to the fourth quarter of 2021. Sales increased 9.7% when excluding the impact of foreign currency. The sales decline reflects a 13% foreign currency devaluation and 3.2% lower volume, mostly offset by a 14% increase in revenue per tire.

Segment Operating Income

Segment operating income in Asia Pacific was $37 million compared with $42 million a year ago - a decrease of $5 million.

This result reflects price/mix benefits of $75 million, which more than offset raw material cost increases of $67 million and $5 million of other cost increases. The impact of translation on foreign currency earnings was ($13) million in the quarter, driven by devaluation of the Japanese yen.

NET SALES


($18)m
-2.9%
YoY
$628
2021
$610
2022

SEGMENT OPERATING INCOME


($5)m
-11.9%
YoY
$42
2021
$37
2022
SOI MARGIN
6.7%
6.1%

Terms: $ in millions


GOODYEAR

Letter to Investors Summary Financial Results **SBU Results** Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR

Q4 2022 - 12

SBU RESULTS - ASIA PACIFIC

Tire Volumes

Overall volume in Asia Pacific was down 0.3 million units in the quarter, or 3.2% below 2021 levels. Replacement volume was 10.6% lower (0.7 million units), while OE volume increased 8.9%, or 0.4 million units.

This result reflected a consumer replacement industry that was down 14% compared with the fourth quarter of 2021, the result of COVID-19-related impacts in China.

The growth in consumer OE primarily reflected ongoing recovery in auto production and the ramp-up of new fitments, despite COVID-19-related new car production challenges in China. While the OE tire industry is still well below 2019 levels, we anticipate the benefits of the OE recovery to continue as production recovers into 2023.

TIRE UNITS



(0.3)m
-3.2%
YoY
9.3
2021
9.0
2022
(0.7)m
UNITS
REPLACEMENT
-10.6% YoY
0.4m
UNITS
OE
+8.9% YoY

Terms: Units in millions



Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR Q4 2022 - 13

OUTLOOK

First Quarter

First quarter results are expected to be impacted negatively by the effects of softer industry volume and the ongoing effects of inflation, partly offset by the continued benefits of price/mix.

Volume

- Overall unit volumes impacted by softer industry conditions, down approximately 5% (primarily consumer and commercial replacement).
- Lower production in the fourth quarter totaling 3.5 million units (3.2 million consumer, 0.3 million commercial) will impact first quarter unabsorbed overhead.
- Lower production in the first quarter 2023 (similar unit reduction to the fourth quarter) will impact second quarter unabsorbed overhead.

Price/Mix vs Raws

- We expect improvements in price/mix to exceed raw material cost increases, with a net benefit of ~$100 million.

Raw Materials

- We expect raw material costs to be higher than prior year by approximately $300 million, an improvement from levels impacting the second half of 2022.

Other Input Costs

- We estimate the impact from calculated and excess (non-raw material) inflation in the first quarter to be approximately $175 million compared with the first quarter of 2022.

Tax Rate

- We expect our operating tax rate to remain elevated (similar to the fourth quarter), although it will remain sensitive to movements in income across geographies.

Cash Flow

- First quarter free cash flow is expected to be a use of cash, consistent with historical seasonality.

Volume Considerations for the First Quarter

Consumer replacement markets reflect different regional dynamics. Global consumer OE volume is expected to grow on continued industry recovery and market share gains.

AMERICAS

- First quarter 2022 consumer replacement industry sell-in was up approximately 5% from prior year and a strong comparable
- Drivers of consumer demand (i.e., "sell out") relatively stable with recent U.S. miles driven indicators approximately flat

EMEA

- Expect continued volume softness in the first quarter given outlook for weak economic activity in the region
- Elevated trade inventory levels at the end of the fourth quarter 2022

ASIA PACIFIC

- Anticipate modest consumer replacement declines in line with industry conditions given lingering COVID-19 impacts in China


GOODYEAR

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 14

OUTLOOK

2023 – Other Financial Assumptions

Although the first quarter of the year will be difficult, the balance of the year should be supported by recent improvements in raw material and other input costs. While inflation will remain a headwind, the magnitude of its impact on our results should improve throughout the year, with raw materials specifically becoming a tailwind in the second half.

Additional financial assumptions for the year follow.


EAGLE

	Current Assumption
Raw Materials [3(a)]	Based on current spot rates, FY ~$200 million higher (Q1 ~$300 million higher, Q2 ~$100 million higher, H2 ~$200 million lower)
Interest Expense [3(b)]	~$500 million
Other (Income) Expense	Financing fees: ~$40 million [3(b)]
	Global pension related (excluded from SOI): $90 to $110 million [3(c)]
Cash Taxes [3(d)]	~$200 million
Depreciation & Amortization	~$950 million
Global Pension Cash Contributions [3(e)]	$25 to $50 million
Working Capital	Source of ~$100 million
Capital Expenditures	~$1.0 billion
Rationalization Payments	~$100 million
Corporate Other	$150 to $175 million

Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR

Q4 2022 - 15

ENABLING MOBILITY AND DRIVING SUSTAINABILITY

125 YEARS GOODYEAR

A Celebration of 125 Years

In August 2023, Goodyear will celebrate its 125th anniversary, marking more than a century of innovation as a global mobility company and one of the world's most recognized brands.

To begin its 125th year, Goodyear showcased its latest innovations at CES 2023, demonstrating the company's leadership in sustainable mobility and tire intelligence.

Goodyear and Gatik Demonstrate Capability to Accurately Estimate Tire-Road Friction Potential

Goodyear and autonomous B2B trucking partner Gatik have demonstrated, in a proof of concept, that intelligent tires powered by Goodyear SightLine technology can accurately estimate tire-road friction potential and provide real-time information to Gatik's automated driving system.

The ability to communicate road friction data enhances vehicle safety and performance in terms of path planning and providing recommendations for safe driving speed, vehicle acceleration limits and vehicle following distance.

This breakthrough in tire intelligence is an important step towards safer and more sustainable goods movement through autonomous transportation. To learn more, read this press release.


Gatik


The Future of
Mobility is Here

Goodyear Unveils 90% Sustainable-Material Demonstration Tire at CES 2023

Goodyear continues to make progress towards the company's goal of introducing the first 100% sustainable-material tire in the industry by 2030. At CES 2023, Goodyear unveiled a demonstration tire comprised of 90% sustainable materials. This demonstration tire, which includes 17 featured ingredients across 12 different components, has passed all applicable regulatory testing as well as Goodyear's internal testing.

In addition, after announcing the capability to demonstrate a 70% sustainable-material tire in January 2022, Goodyear plans to sell a tire with up to 70% sustainable-material content in 2023. To learn more, read this press release.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | **Enabling Mobility** | End Notes | Disclosures | Reference Tables

GOODYEAR

Q4 2022 - 16

ENABLING MOBILITY AND DRIVING SUSTAINABILITY



Christina Zamarro Appointed Chief Financial Officer

Christina Zamarro was appointed Goodyear's Executive Vice President and Chief Financial Officer, reporting to Richard Kramer, Chairman, Chief Executive Officer and President. Over the course of her more than 15 years with the company, she has played key roles in strengthening the company's financial strategy, culminating in her most recent role as Vice President, Finance and Treasurer. In her role as CFO, Zamarro will lead Goodyear's Global Finance organization and oversee all aspects of the company's corporate finances.

Zamarro will succeed Darren Wells, who will become Executive Vice President and Chief Administrative Officer, also reporting to Richard Kramer. In this role Wells will devote his full focus to leading Goodyear's business strategy and growth agenda.

Both appointments were effective Jan. 1, 2023.

To learn more, read this press release.



Norma Clayton elected to Goodyear Board

In November 2022, Norma Clayton was elected to Goodyear's Board of Directors. Clayton retired in 2016 after almost 20 years at Boeing Company where she held leadership roles across engineering; plant operations and optimization; manufacturing excellence; quality and product safety; sourcing, supply chain and procurement; and human resources.

To learn more, read this press release.

The Drucker Institute Highlights Goodyear for Corporate Effectiveness

250 Best-Managed Companies

In December, The Wall Street Journal shared the latest analysis of well-run companies by the Drucker Institute. The Drucker Institute study measures corporate effectiveness in the areas of customer satisfaction, employee engagement and development, innovation, social responsibility and financial strength.

For more information on the study, visit The Wall Street Journal's website.


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2022
POWERED BY STATISTA

Goodyear among World's Top Female Friendly Companies

Forbes recognized Goodyear for the second time on its annual World's Top Female Friendly Companies list, a ranking determined by an independent global survey of women.

For more information about the Top Female Friendly Companies, visit the Forbes website.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR Q4 2022 - 17

END NOTES 1 Segment Operating Income (SOI) results fourth quarter 2022 versus 2021: (a) Price/mix excludes the impact of equity interest in TireHub ($3 million lower year over year); (b) Raw materials variance includes raw material cost saving measures; (c) Estimated impact of general inflation (wages, utilities, energy, transportation and other); (d) Includes the impacts of other tire-related businesses, advertising, R&D and equity interest in TireHub ($3 million lower year over year) 2 Debt Maturity Schedule based on December 31, 2022 balance sheet values and excludes notes payable, finance and operating leases and other domestic and foreign debt: (a) At December 31, 2022, our borrowing base was above the facility’s stated amount of $2.75 billion; At December 31, 2022, there were no borrowings and $3 million of letters of credit issued; (b) At December 31, 2022, the amounts available and utilized under the Pan-European securitization program totaled $267 million (€250 million); (c) At December 31, 2022, there were no borrowings outstanding under the German tranche, $374 million (€350 million) of borrowings outstanding under the all-borrower tranche and no letters of credit issued under the €800 million European revolving credit facility 3 2023 Other Financial Assumptions: (a) Includes commodity and foreign exchange spot rates; (b) Assumes no refinancing activity; (c) Excludes one-time charges and benefits from pension settlements and curtailments; (d) Excludes one-time items; (e) Excludes direct benefit payments Conference Call The Company will host an investor call on Thursday, Feb. 9 at 8:30 a.m. EST that will focus on questions and answers. Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; Christina L. Zamarro, executive vice president and chief financial officer; and Darren R. Wells, executive vice president and chief administrative officer. The Investor call can be accessed on the website or via telephone by calling either (866) 952-8559 or (785) 424-1743 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (888) 215-1280 or (402) 220-4937. The replay will also remain available on the website. About Goodyear Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. Q4 2022—18 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

IMPORTANT DISCLOSURES Forward-Looking Statements Certain information contained in this Investor Letter constitutes forwardlooking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: a prolonged economic downturn or period of economic uncertainty; our ability to achieve the expected benefits of the Cooper Tire & Rubber Company acquisition; the impact on us of the COVID-19 pandemic; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. Non-GAAP Financial Measures (unaudited) This Investor Letter presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Merger-Adjusted Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP. Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales). Merger-Adjusted Segment Operating Income is Total Segment Operating Income less the impact of the amortization of inventory step-up adjustments, the incremental amortization of intangible assets and other transaction-related items related to the Cooper Tire acquisition. Merger-Adjusted Segment Operating Margin is Merger-Adjusted Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Merger-Adjusted Segment Operating Income and Margin are useful because they allow investors to understand and evaluate the aggregate value of income created by the company’s SBUs in a manner that is more comparable to the performance of The Goodyear Tire & Rubber Company and Cooper Tire & Rubber Company in the periods before the merger by adjusting for certain expenses related to the Cooper Tire acquisition, including amortization of the Cooper Tire inventory step-up adjustments, incremental amortization of Cooper Tire intangible assets and other transaction-related items. Free Cash Flow is the company’s Cash Flows from Operating Activities as determined in accordance with U.S. GAAP, less capital expenditures. Management believes that Free Cash Flow is useful because it represents the cash generating capability of the company’s ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities. The most directly comparable U.S. GAAP financial measure is Cash Flows from Operating Activities. Adjusted Net Income is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items. It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Merger-Adjusted Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures. Use of Hyperlinks The information that can be accessed by clicking on hyperlinks included in this Investor Letter is not incorporated by reference in, or considered to be a part of, this Investor Letter. Q4 2022—19 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Reference Tables Disclosures

REFERENCE TABLES TABLE OF CONTENTS Financial Tables (Unaudited) Table 1 Consolidated Statements of Operations 21 Table 2 Consolidated Balance Sheets 22 Table 3 Consolidated Statements of Cash Flows 23 Table 4 Reconciliation of Merger-Adjusted Segment Operating Income & Margin and Segment Operating Income & Margin 24 Table 5 Reconciliation of Free Cash Flows 25 Table 6 Reconciliation of Total Debt and Net Debt 26 Table 7 Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share 27 Other Data Tables Table 8 Industry and Goodyear Growth Rates 31 Table 9 Foreign Currency Rate Assumptions 32 Table 10 Commodity Spot Rate Assumptions 33 Q4 2022—20 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

FINANCIAL TABLES (UNAUDITED) (In millions, except per share amounts) 2022 2021 2022 2021 Net Sales $ 5 ,374 $ 5 ,054 $ 20,805 $ 1 7,478 Cost of Goods Sold 4 ,510 3 ,969 1 6,953 1 3,692 Selling, Administrative and General Expense 6 97 7 50 2 ,798 2 ,699 Rationalizations 4 7 1 2 1 29 9 3 Interest Expense 1 20 1 07 4 51 3 87 Other (Income) Expense 9 3 2 1 7 5 9 4 Income (Loss) before Income Taxes (93) 1 95 3 99 5 13 United States and Foreign Tax Expense (Benefit) 1 2 (362) 1 90 (267) Net Income (Loss) (105) 5 57 2 09 7 80 Less: Minority Shareholders’ Net Income (Loss) (1) 4 7 1 6 Goodyear Net Income (Loss) $ (104) $ 5 53 $ 2 02 $ 7 64 Goodyear Net Income (Loss) — Per Share of Common Stock Basic $ (0.37) $ 1 .95 $ 0 .71 $ 2 .92 Weighted Average Shares Outstanding 2 84 2 83 2 84 2 61 Diluted $ (0.37) $ 1 .93 $ 0 .71 $ 2 .89 Weighted Average Shares Outstanding 2 84 2 87 2 86 2 64 Three Months Ended December 31, Year Ended December 31, Table 1 Consolidated Statements of Operations Q4 2022—21

FINANCIAL TABLES (UNAUDITED) (In millions, except share data) 2022 2021 Assets: Current Assets: Cash and Cash Equivalents $ 1,227 $ 1,088 Accounts Receivable, less Allowance — $112 ($123 in 2021) 2,610 2,387 Inventories: Raw Materials 1,191 958 Work in Process 187 191 Finished Products 3,193 2,445 4,571 3,594 Prepaid Expenses and Other Current Assets 257 262 Total Current Assets 8,665 7,331 Goodwill 1,014 1,004 Intangible Assets 1,004 1,039 Deferred Income Taxes 1,443 1,596 Other Assets 1,035 1,106 Operating Lease Right-of-Use Assets 976 981 Property, Plant and Equipment, less Accumulated Depreciation — $11,377 ( $11,130 in 2021) 8,294 8,345 Total Assets $ 22,431 $ 21,402 Liabilities: Current Liabilities: Accounts Payable — Trade $ 4,803 $ 4,148 Compensation and Benefits 643 689 Other Current Liabilities 872 822 Notes Payable and Overdrafts 395 406 Operating Lease Liabilities due Within One Year 199 204 Long Term Debt and Finance Leases due Within One Year 228 343 Total Current Liabilities 7,140 6,612 Operating Lease Liabilities 821 819 Long Term Debt and Finance Leases 7,267 6,648 Compensation and Benefits 998 1,445 Deferred Income Taxes 134 135 Other Long Term Liabilities 605 559 Total Liabilities 16,965 16,218 Commitments and Contingent Liabilities Shareholders’ Equity: Goodyear Shareholders’ Equity: Common Stock, no par value: Authorized, 450 million shares, Outstanding shares — 283 million (282 million in 2021) 283 282 Capital Surplus 3,117 3,107 Retained Earnings 5,775 5,573 Accumulated Other Comprehensive Loss (3,875) (3,963) Goodyear Shareholders’ Equity 5,300 4,999 Minority Shareholders’ Equity — Nonredeemable 166 185 Total Shareholders’ Equity 5,466 5,184 Total Liabilities and Shareholders’ Equity $ 22,431 $ 21,402 December 31, Table 2 Consolidated Balance Sheets Q4 2022—22

FINANCIAL TABLES (UNAUDITED) (In millions) 2022 2021 Cash Flows from Operating Activities: Net Income $ 209 $ 780 Adjustments to Reconcile Net Income to Cash Flows from Operating Activities: Depreciation and Amortization 964 883 Amortization and Write-Off of Debt Issuance Costs 15 14 Amortization of Inventory Fair Value Adjustment Related to the Cooper Tire Acquisition — 110 Transaction and Other Costs Related to the Cooper Tire Acquisition — 56 Cash Payments for Transaction and Other Costs Related to the Cooper Tire Acquisition (2) (42) Provision for Deferred Income Taxes 28 (471) Net Pension Curtailments and Settlements 124 43 Net Rationalization Charges 129 93 Rationalization Payments (95) (197) Net (Gains) Losses on Asset Sales (122) (20) Operating Lease Expense 300 295 Operating Lease Payments (276) (278) Pension Contributions and Direct Payments (60) (91) Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions: Accounts Receivable (333) (300) Inventories (1,042) (982) Accounts Payable — Trade 686 923 Compensation and Benefits (107) 64 Other Current Liabilities (1) (11) Other Assets and Liabilities 104 193 Total Cash Flows from Operating Activities 521 1,062 Cash Flows from Investing Activities: Acquisition of Cooper Tire, net of cash and restricted cash acquired — (1,856) Capital Expenditures (1,061) (981) Cash Proceeds from Sale and Leaseback Transaction 108 — Asset Dispositions 52 14 Short Term Securities Acquired (75) (118) Short Term Securities Redeemed 107 125 Notes Receivable (16) 16 Other Transactions (29) 7 Total Cash Flows from Investing Activities (914) (2,793) Cash Flows from Financing Activities: Short Term Debt and Overdrafts Incurred 1,321 1,095 Short Term Debt and Overdrafts Paid (1,295) (1,047) Long Term Debt Incurred 10,503 9,862 Long Term Debt Paid (9,947) (8,504) Common Stock Issued (6) 9 Transactions with Minority Interests in Subsidiaries (9) (13) Debt Related Costs and Other Transactions 8 (93) Total Cash Flows from Financing Activities 575 1,309 Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash (35) (38) Net Change in Cash, Cash Equivalents and Restricted Cash 147 (460) Cash, Cash Equivalents and Restricted Cash at Beginning of the Period 1,164 1,624 Cash, Cash Equivalents and Restricted Cash at End of the Period $ 1,311 $ 1,164 December 31, Year Ended Table 3 Consolidated Statements of Cash Flows Q4 2022 - 23

FINANCIAL TABLES (UNAUDITED) (In millions) 2022 2021 2022 2021 Merger-Adjusted Segment Operating Income $ 244 $ 398 $ 1,308 $ 1,422 Amortization of Cooper Tire Inventory Step-Up — — — 110 Other Transaction-related Items — — — 6 Incremental Amortization of Cooper Tire Intangible Assets 8 7 32 18 Total Segment Operating Income $ 236 $ 391 $ 1,276 $ 1,288 Less: Rationalizations 47 12 129 93 Interest Expense 120 107 451 387 Other (Income) Expense 93 21 75 94 Asset Write-Offs and Accelerated Depreciation 31 — 37 1 Corporate Incentive Compensation Plans (1) 29 56 87 Retained Expenses of Divested Operations 4 2 14 12 Other 35 25 115 101 Income (Loss) before Income Taxes $ (93) $ 195 $ 399 $ 513 United States and Foreign Tax Expense (Benefit) 12 (362) 190 (267) Less: Minority Shareholders’ Net Income (Loss) (1) 4 7 16 Goodyear Net Income (Loss) $ (104) $ 553 $ 202 $ 764 Net Sales $ 5,374 $ 5,054 $ 20,805 $ 17,478 Return on Net Sales -1.9% 10.9% 1.0% 4.4% Total Segment Operating Margin 4.4% 7.7% 6.1% 7.4% Merger-Adjusted Segment Operating Margin 4.5% 7.9% 6.3% 8.1% Three Months Ended Year Ended December 31, December 31, Table 4 Reconciliation of Merger-Adjusted Segment Operating Income & Margin and Segment Operating Income & Margin Q4 2022 - 24

FINANCIAL TABLES (UNAUDITED) Year Ended December 31, (In millions) 2022 2021 2022 Net Income (Loss) $ (105) $ 557 $ 209 Depreciation and Amortization 246 238 964 Change in Working Capital 1,091 705 (689) Pension Expense 20 17 73 Pension Contributions and Direct Payments (15) (20) (60) Provision for Deferred Income Taxes (14) (402) 28 Rationalization Payments (23) (35) (95) Other(a) (52) 4 91 Cash Flow from Operating Activities (GAAP) $ 1,148 $ 1,064 $ 521 Capital Expenditures (296) (315) (1,061) Free Cash Flow (non-GAAP) $ 852 $ 749 $ (540) Cash Flow from Investing Activities (GAAP) $ (266) $ (302) $ (914) Cash Flow from Financing Activities (GAAP) $ (925) $ (846) $ 575 Three Months Ended December 31, (a) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, payment of transaction and other costs related to Cooper Tire acquisition, net (gains) losses on asset sales, operating lease expense and payments, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities Table 5 Reconciliation of Free Cash Flows Q4 2022 - 25

FINANCIAL TABLES (UNAUDITED) December 31, September 30, December 31, (In millions) 2022 2022 2021 Accounts Receivable $ 2,610 $ 3,560 $ 2,387 Inventories 4,571 4,861 3,594 Accounts Payable — Trade (4,803) (4,891) (4,148) Working Capital(a) $ 2,378 $ 3,530 $ 1,833 Notes Payable and Overdrafts $ 395 $ 541 $ 406 Long Term Debt and Finance Leases due Within One Year 228 266 343 Long Term Debt and Finance Leases 7,267 7,839 6,648 Total Debt $ 7,890 $ 8,646 $ 7,397 Less: Cash and Cash Equivalents 1,227 1,243 1,088 Net Debt $ 6,663 $ 7,403 $ 6,309 (a) Working capital represents accounts receivable and inventories, less accounts payable—trade Table 6 Reconciliation of Total Debt and Net Debt Q4 2022—26

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share Fourth Quarter 2022         Rationalizations, Indirect Tax As Pension Settlement Asset Write-offs, Settlements Insurance Asset and As Reported Charges and Accelerated and Discrete Recoveries Other Sales Adjusted (In millions, except per share amounts) Depreciation Tax Items Net Sales $5,374$-$-$-$-$-$5,374 Cost of Goods Sold 4,510 -(3) -7 -4, 514 Gross Margin 864-3-(7)-860 SAG697-(22)---675 Rationalizations47-(47)---- Interest Expense120-----120 Other (Income) Expense93(96)---1714 Pre-tax Income (Loss)(93)9672-(7)(17)51 Taxes12236(3)(1)(5)32 Minority Interest(1)-----(1) Goodyear Net Income (Loss)$(104)$73$66$3$(6)$(12)$20 EPS$(0.37)$0.26$0.23$0.01$ (0.02)$(0.04)$0.07 Q4 2022—27

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

Fourth Quarter 2021

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Pension Settlement Charges	Asset and Other Sales	Winter Storm Impact and Insurance Recoveries	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$ 5,054	$ -	$ -	$ -	$ -	$ -	$ 5,054
Cost of Goods Sold	3,969	-	-	-	(2)	20	3,987
Gross Margin	1,085	-	-	-	2	(20)	1,067
SAG	750	-	-	-	-	-	750
Rationalizations	12	(12)	-	-	-	-	-
Interest Expense	107	-	-	-	-	-	107
Other (Income) Expense	21	-	(13)	5	10	-	23
Pre-tax Income	195	12	13	(5)	(8)	(20)	187
Taxes	(362)	2	3	(2)	(2)	385	24
Minority Interest	4	-	-	-	-	(3)	1
Goodyear Net Income	$ 553	$ 10	$ 10	$ (3)	$ (6)	$ (402)	$ 162
EPS	$ 1.93	$ 0.04	$ 0.03	$ (0.01)	$ (0.02)	$ (1.40)	$ 0.57

GOODYEAR

Q4 2022 - 28

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

2022 Year to Date

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Pension Settlement Charges	Indirect Tax Settlements and Discrete Tax Items	Other Legal Claims	Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$ 20,805	$ -	$ -	$ -	$ -	$ -	$ -	$ 20,805
Cost of Goods Sold	16,953	(1)	-	14	-	7	-	16,973
Gross Margin	3,852	1	-	(14)	-	(7)	-	3,832
SAG	2,798	(29)	-	-	-	-	-	2,769
Rationalizations	129	(129)	-	-	-	-	-	-
Interest Expense	451	-	-	-	-	-	-	451
Other (Income) Expense	75	-	(124)	-	(15)	-	115	51
Pre-tax Income	399	159	124	(14)	15	(7)	(115)	561
Taxes	190	12	31	(26)	4	(1)	(28)	182
Minority Interest	7	-	-	-	-	-	-	7
Goodyear Net Income	$ 202	$ 147	$ 93	$ 12	$ 11	$ (6)	$ (87)	$ 372
EPS	$ 0.71	$ 0.51	$ 0.33	$ 0.04	$ 0.04	$ (0.02)	$ (0.31)	$ 1.30

GOODYEAR

Q4 2022 - 29

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

2021 Year to Date

(In millions, except per share amounts)	As Reported	Amortization of Acquisition Related Inventory Fair Value Adjustment	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Acquisition Related Transaction and Other Costs	Winter Storm Impact and Insurance Recoveries	Pension Settlement Charges	Inventory Valuation, Accrued Freight & Other Adjustments	Colombia National Strike	Debt Redemption Charges	Asset and Other Sales	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$ 17,478	$ -	$ -	$ -	$ 35	$ -	$ -	$ 32	$ -	$ -	$ -	$ 17,545
Cost of Goods Sold	13,692	(110)	(1)	(1)	(19)	-	(6)	23	-	-	86	13,664
Gross Margin	3,786	110	1	1	54	-	6	9	-	-	(86)	3,881
SAG	2,699	-	-	(5)	-	-	-	-	-	-	-	2,694
Rationalizations	93	-	(93)	-	-	-	-	-	-	-	-	-
Interest Expense	387	-	-	-	-	-	-	-	(6)	-	-	381
Other (Income) Expense	94	-	-	(50)	10	(43)	(7)	-	-	12	49	65
Pre-tax Income	513	110	94	56	44	43	13	9	6	(12)	(135)	741
Taxes	(267)	28	12	10	8	11	-	-	1	(4)	376	175
Minority Interest	16	-	-	-	-	-	-	-	-	-	(3)	13
Goodyear Net Income	$ 764	$ 82	$ 82	$ 46	$ 36	$ 32	$ 13	$ 9	$ 5	$ (8)	$ (508)	$ 553
EPS	$ 2.89	$ 0.31	$ 0.31	$ 0.17	$ 0.14	$ 0.12	$ 0.05	$ 0.04	$ 0.02	$ (0.03)	$ (1.93)	$ 2.09

GOODYEAR

Q4 2022 - 30

OTHER DATA TABLES

Table 8 Industry and Goodyear Growth Rates

		Fourth Quarter 2022		Full Year 2022	
	Industry & Goodyear Growth	Industry	Goodyear	Industry	Goodyear
Americas	Consumer Replacement	-8.6%	-0.7%	-3.7%	11.3%
	Consumer OE	10.2%	7.5%	10.6%	8.8%
	Commercial Replacement	3.4%	-10.4%	7.5%	5.2%
	Commercial OE	8.6%	-3.6%	8.9%	14.4%
EMEA	Consumer Replacement	-12.5%	-13.9%	-0.2%	3.7%
	Consumer OE	9.1%	18.5%	3.4%	10.4%
	Commercial Replacement	-5.0%	-11.7%	5.1%	-3.6%
	Commercial OE	-2.4%	21.0%	-1.4%	8.4%
Asia Pacific	Consumer Replacement	-14.1%	-11.1%	-5.3%	3.5%
	Consumer OE	1.4%	8.7%	8.3%	33.0%
	Commercial Replacement	-7.1%	-5.0%	-7.8%	3.0%
	Commercial OE	-1.0%	9.6%	-38.0%	-13.6%
Total Company	Consumer Replacement	-11.6%	-6.0%	-2.7%	7.8%
	Consumer OE	4.7%	11.0%	7.9%	16.7%
	Commercial Replacement	-3.1%	-10.1%	0.5%	1.8%
	Commercial OE	1.9%	7.6%	-19.4%	9.9%
Total Company	Replacement	-10.6%	-6.2%	-2.3%	7.3%
	OE	4.4%	10.7%	4.9%	15.4%

Note: Industry growth data as reported at time of this Investor Letter

GOODYEAR

Q4 2022 - 31

OTHER DATA TABLES Table 9 Foreign Currency Rate Assumptions        January 27, FX Spot Rates20232022 USD / BRL5.1095.407 USD / CNY6.7846.368 USD / EUR0.9200.897 USD / TRY18.81113.622 EUR / TRY20.45215.181    Q4 2022 - 32

OTHER DATA TABLES Table 10 Commodity Spot Rate Assumptions        January 27, Commodity Rates20232022Modeling Assumption Comments Butadiene ($ / LB)$ 0.45$0.58Key driver of synthetic rubber prices Natural Rubber ($ / LB)0.660.80Driver of natural rubber prices Crude Oil ($ / BBL)86.6689.34Proxy for pigments, chemicals, oils Steel ($ / Tonne)1,089.861,315.51Key driver of wire prices NA HSFO ($ / BBL)56.3774.84Key driver of carbon black prices Polyester ($ / LB)0.430.45Key driver of fabric prices    Q4 2022 - 33

GOOD YEAR